Exhibit 10.49

SECOND AMENDMENT REGARDING IRC § 409A
TO
EXECUTIVE EMPLOYMENT AGREEMENT

The Executive Employment Agreement (as amended from time to time the “Agreement”) was entered into on July 12, 2007, by and among Thermadyne Holdings Corporation (“Holdings”), a Delaware corporation, and Terry A. Moody (“Employee”), and was previously amended twice.  The Agreement is hereby amended as follows, effective as of the date hereof, such that, consistent with the intent of the parties, the Agreement will comply with relevant provisions of Section 409A of the Internal Revenue Code of 1986, as amended:

1.                  Capitalized terms used in this Amendment without definition have the meanings set forth in the Agreement.

2.                  Section 4(a)(ii) is revised to read as follows:

“(ii) a pro rata portion (based on a fraction the numerator of which is the number of days Employee was employed in the year of Employee’s death and the denominator of which is 365) of the full bonus that Employee would have been entitled to receive under Employers’ Management Incentive Plan in accordance with Section 2(b) for the year in which death occurred had Employee been employed by Employers through the date on which such bonus is paid in accordance with such Plan and based on Employers’ and Employee’s actual results and performance objectives established under such Plan, which pro rata bonus shall be paid during the calendar year following the calendar year during which death occurred, and”

3.                  Section 4(b)(ii) is revised to read as follows:

“(ii) Employers shall pay a pro rata portion (based on a fraction the numerator of which is the number of days Employee was employed in the year Employee became totally disabled and the denominator of which is 365) of the full bonus that Employee would have been entitled to receive under Employers’ Management Incentive Plan in accordance with Section 2(b) for the year in which total disability occurred had Employee been employed by Employers through the date on which such bonus is paid in accordance with such Plan and based on Employers’ and Employee’s actual results and performance objectives established under such Plan, which pro rata bonus shall be paid during the calendar year following the calendar year during which total disability occurred, and”

4.                  The last sentence of Section 4(d) is deleted and the following is added in lieu thereof:

“The sums received by Employee under this Section 4(d) shall be considered liquidated damages in respect of claims based on any provisions of this Agreement or any claims arising out of Employee’s employment with Employers, and, notwithstanding anything to the contrary, the payment of the amounts described in Section 4(d)(i), (ii), and (iii) (collectively, the "Severance Payments") by Employers shall be made or commence, as applicable, within 14 days following the date Employee executes and delivers a general release (the “Release”) of all claims in form and substance satisfactory to Employers, and such Release becomes irrevocable.  If Employee fails to execute and deliver the Release at a time so that the Release becomes irrevocable by its terms within sixty (60) days following Separation from Service (as defined in Treasury Regulation Section 1.409A-1(h)), the obligation to pay the Severance Payments shall be null and void, and no payment shall be made pursuant to Section 4(d).  Notwithstanding the foregoing, if the seventy-fourth day following Separation from Service is in a different calendar year from the date of Separation from Service and Employee executes and delivers the Release so that the Release becomes irrevocable by its terms within sixty (60) days following Separation from Service, then payment of the Severance Payments shall be made or commence, as applicable, on the later of (x) the date otherwise required; or (y) the earlier of the seventy-fourth day after Separation from Service, or January 15.”

5.                  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of this   15    day of December, 2011.

EMPLOYEE:

       /s/ Terry A. Moody
Name:  Terry A. Moody

EMPLOYERS:

Thermadyne Holdings Corporation

(on behalf of itself and all wholly owned subsidiaries)

By:      /s/ Martin Quinn

            Martin Quinn

Title:    Chief Executive Officer

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH
MAY BE ENFORCED BY THE PARTIES